Exhibit 99.1
PowerSecure to Participate in the Bank of America Energy
Conference
Wake Forest, N.C. — November 10, 2008 — PowerSecure International, Inc. (Nasdaq: POWR) will present at the Bank of America Energy Conference on Friday, November 14, 2008, at 8:00 a.m. EST, at The Ritz-Carlton, Key Biscayne, Florida. The presentation will include a discussion of the Company’s business operations, financial results, strategic initiatives and prospects for the future. The slide presentation and a link to an audio webcast of the event will be available beginning November 14, 2008, on the Investor Relations section of the Company’s web site at www.powersecure.com.
About PowerSecure
PowerSecure International, Inc. is focused on delivering value to utilities and their commercial, institutional, and industrial customers in the areas of Interactive Distributed Generation®, Utility Infrastructure, Energy Conservation and Efficiency, and Energy Services. PowerSecure’s core Distributed Generation business leads the energy management and conservation industry by enabling utilities avoid new investments in utility infrastructure for transmitting and distributing power, and locating the generation at business sites. PowerSecure is a pioneer in developing utility partnerships that provide utilities with dedicated electric power generation assets, and businesses with the most dependable standby power available in the industry. The Company’s intelligent Interactive Distributed Generation® monitoring systems, in conjunction with superior switching technology, manage load curtailment and peak demand to ensure that power is available when needed, and ensure maximum efficiencies are achieved. PowerSecure also provides utilities with regulatory consulting, power system and transmission engineering and construction, and conservation services, as well as providing businesses with energy efficiency products and services. The Company provides additional energy services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
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